Clarus Corporation Announces Third Quarter Financial Results

-- Actual Results Include Three Months Contribution from Black Diamond Equipment and Gregory
Mountain Products, Transaction and Other Related Costs --

-- Pro Forma Sales Indicates Organic Growth for the Three and Nine Month Periods --

-- Company Expects Full Year Pro Forma Sales of $120 million to $125 million, Compared to Pro
Forma Sales of $114 million During the Same Period of 2009 --

Salt Lake City, UT, (November 8, 2010) -- Clarus Corporation (NASDAQ: BDE) (the “Company”), a leading developer, manufacturer and distributor of branded outdoor recreation equipment and lifestyle products, today reported results for the third quarter ended September 30, 2010.

The Company closed its acquisitions of Black Diamond Equipment (“Black Diamond”) and Gregory Mountain Products (“Gregory”) on May 28, 2010 (the “Acquisitions”), and therefore its third quarter financial results reflect the consolidated operating results of the Company, Black Diamond, and Gregory for the period July 1, 2010 to September 30, 2010.  Additionally, a number of transaction expenses, merger and integration costs, restructuring charges, non-cash stock-based equity charges, and other non-cash charges resulting from the Acquisitions significantly affected the Company’s results for the period.  Because the Company had no operations at the time of the Acquisitions, Black Diamond is considered to be the predecessor company (the “Predecessor”) for financial accounting purposes.  The Predecessor does not include the results of Gregory.

Three Month Results

Consolidated sales in the third quarter of 2010 were $33.9 million compared to combined sales of $25.6 million and pro forma sales of $30.9 million during the three months ended September 30, 2009.  Combined sales for the three months ended September 30, 2009 represent the results of the Company and the Predecessor for the three months ended September 30, 2009 but do not include the operating results of Gregory. Pro forma sales include Gregory for the prior period.

Consolidated sales for the third quarter of 2010 grew 9.7% versus pro forma sales of $30.9 million, which include the combined results plus the results of Gregory from July 1, 2009 to September 30, 2009.  Included in this press release is a reconciliation of consolidated sales as reported for the three and nine months ended September 30, 2010 compared to combined sales, which do not include the results of Gregory, and pro forma sales for the three months ended September 30, 2009.

Consolidated gross profit and gross profit margins for the third quarter of 2010 were $9.5 million and 28.1%, respectively.  Consolidated gross profit includes a $3.2 million increase in cost of goods sold due to the increase in inventory value as a result of the allocation of fair value in purchase accounting.  Excluding the $3.2 million fair value adjustment, consolidated adjusted gross margin for the three month period ending September 30, 2010, would have been 37.4%.

Consolidated adjusted gross profit and adjusted gross margin for the third quarter of 2010, excluding the $3.2 million increase in cost of goods sold due to the increase in inventory value would have been $12.7 million and 37.4% compared to pro forma adjusted gross profit and adjusted gross margins, which include the results of Gregory, of $11.8 million and 38.3% in the same period in 2009. The decline in gross margin is primarily due to the negative impact of foreign currency during the three month period ending September 30, 2010.  Through the Company’s hedging activities and natural hedge in operating expenses, the Company was able to mitigate a portion of the financial downside experienced from weaker foreign currencies; however, the benefits of such activities were not realized in gross margin.  Beginning in the fourth quarter of 2010, the Company expects to recognize the gains/losses from hedging activities in sales and gross margin.  Included in this press release is a reconciliation of consolidated gross profit and adjusted gross profit as reported for the three and nine months ended September 30, 2010 compared to combined gross profit and adjusted gross profit, which do not include the results of Gregory, and pro forma adjusted gross profit for the three months ended September 30, 2009.

Consolidated net loss, as reported in the third quarter of 2010 was a loss of $(3.3) million, or $(0.15) per share.  Excluding non-cash items of $4.3 million, consolidated net income before non-cash items was income of $1.0 million, or $0.05 per diluted share.  Excluding transaction, restructuring, and merger and integration costs relating to the Acquisitions of $1.1 million, net of related taxes, consolidated adjusted net income before non-cash items was income of $2.1 million, or $0.10 per diluted share.  Included in this press release is a reconciliation of net income to net income before non-cash items, adjusted net income before non-cash items and related earnings per share for the consolidated three month period ended September 30, 2010 and for the combined three month period ended September 30, 2009.

Peter Metcalf, Chief Executive Officer, commented, “it is particularly gratifying to see revenue growth and solid gross margins in our first three months of consolidated operations.  Keep in mind that management from each of Black Diamond, Clarus and Gregory invested more than six months of material effort evaluating, planning and consummating this unique combination of assets and people.  The integration and reorganization is proceeding according to plan and we anticipate that most of the transaction, restructuring and transition costs are now behind us."

Nine Month Results

Combined sales for the nine months ended September 30, 2010 were $76.6 million compared to $61.6 million during the nine months ended September 30, 2009. Combined results include the results of the Company and the Predecessor for the nine months ended September 30, 2010 and September 30, 2009, but do not include the results of Gregory, prior to the closing date of the Acquisition on May 28, 2010.

Pro forma sales for the nine months ended September 30, 2010, which include Gregory, were $90.8 million, an increase of 8.9% versus pro forma sales of $83.4 million in the same period in 2009.  Included in this press release is a reconciliation of combined sales as reported and pro forma sales for the three and nine months ended September 30, 2010 compared to combined sales and pro forma sales for the nine months ended September 30, 2009.

Combined gross profit and gross profit margins for the nine months ended September 30, 2010 were $25.1 million and 32.8%, respectively.  Gross profit includes a $4.3 million increase in cost of goods sold due to the increase in inventory value as a result of the allocation of fair value in purchase accounting.  Excluding the $4.3 million fair value adjustment, combined gross margin for the nine month period ending September 30, 2010, would have been 38.4%.

Pro forma adjusted gross profit and adjusted gross margins for the nine months ending September 30, 2010, which include Gregory and exclude the $4.3 million increase in cost of goods sold due to the increase in inventory value would have been $35.2 million and 38.8% compared to $31.9 million and 38.2% in the same period in 2009. The stronger gross margin is mainly due to economies of scale in our manufacturing operations.

Net income, as reported for the nine months ended September 30, 2010 was $51.6 million, or $2.67 per diluted share.  Excluding non-cash items of $(59.9) million, combined net income before non-cash items was a loss of $(5.9) million, or $(0.31) per share.  Excluding transaction, restructuring, and merger and integration costs relating to the acquisitions of $7.5 million, net of related taxes, combined adjusted net income before non-cash items was income of $1.6 million, or $0.08 per diluted share.  Following this press release is a reconciliation of net income to net income before non-cash items, adjusted net income before non-cash items and related earnings per share for the combined three and nine month period ended September 30, 2010 and September 30, 2009.

Balance Sheet

Cash at September 30, 2010, totaled $1.6 million.

Total long-term debt including the current portion of long term debt was $32.9 million at September 30, 2010, which included $19.2 million outstanding on our $35.0 million line of credit, and a discounted value of $13.4 million on our 5% subordinated notes, as well as $0.3 million in capital leases and other debt.  The face value of the 5% subordinated notes is $22.1 million.  The increase in our line of credit is due to our seasonal working capital increases.  The Company historically experiences increases in accounts receivable and inventory during the third quarter, as it enters into the fall and winter seasons.

As of September 30, 2010, the Company recorded net deferred tax assets of approximately $71.0 million - not including deferred tax liabilities.  After considering deferred tax liabilities of $20.7 million related to the step up in fair value of our assets from purchase accounting in excess of the asset tax basis, our net deferred tax assets totaled $50.3 million at September 30, 2010.

Our stockholders’ equity was $162.3 million or approximately $7.48 per share based on 21.7 million shares of common stock outstanding as of September 30, 2010.

Free Cash Flows

Combined results include the results of the Company and the Predecessor for the nine months ended September 30, 2010 and September 30, 2009, but do not include the results of Gregory prior to the closing date of the Acquisition on May 28, 2010.  Combined net cash (used in) provided by operating activities was $(13.2) million during the nine months ended September 30, 2010, compared to combined net cash (used in) provided by operating activities of $(4.0) million during the nine months ended September 30, 2009.  The increase in cash used is largely due to $5.1 million of transaction costs, the increase in inventory sold of $4.3 million due to the step up in fair value in purchase accounting, $1.0 million in transition costs, $1.1 million in lease indemnity payments and $0.9 million in merger and integration charges related to the Acquisitions.  Excluding these items, the net cash (used in) provided by operating activities would have been $(0.8) million for the nine month period ending September 30, 2010.  Historically in the fourth quarter of each year, the Company experiences a decrease in account receivable and inventory levels and generates positive cash flows provided by its operating activities.

Combined capital expenditures were $1.6 million during the nine months ended September 30, 2010, compared to $2.6 during the nine months ended September 30, 2009.  The decrease in capital expenditures of $1.0 million is due to certain renovation and tooling costs incurred during 2009, which were not incurred during 2010.  Free cash flows used, defined as net cash (used in) provided by operating activities less capital expenditures was $(14.8) million during the nine months ended September 30, 2010, compared to $(6.6) million during the nine months ended September 30, 2009.  Excluding $5.1 million of transaction costs, $4.3 million in step up value of inventory sold, $1.0 million in transition costs, $1.1 million in lease indemnity payments, and $0.9 million in merger and integration charges related to the Acquisitions, free cash flows used would have been $(2.4) million during the nine months ended September 30, 2010, compared to $(6.6) million during the nine month period ended September 30, 2009.  Included in this press release is a reconciliation of combined net cash (used in) provided by operating activities, adjusted net cash (used in) provided by operating activities, and adjusted free cash flows used during the nine months ended September 30, 2010 and September 30, 2009.

Forward-Looking Guidance

For the full fiscal year, ending December 31, 2010, the Company expects pro forma sales to range between $120 million and $125 million.  The Company also expects the costs associated with the Acquisitions to decrease substantially and to be complete early in the first quarter of 2011.

Net Operating Loss

The Company estimates that it has available net operating loss carryforwards for U.S. federal income tax purposes of approximately $242.0 million, after application of the limitation under Section 382 of the Internal Revenue Code.  The Company’s common stock is subject to a Rights Agreement dated February 7, 2008, designed to assist in limiting the number of 5% or more owners and thus reduce the risk of a possible “change of ownership” under Section 382 of the Internal Revenue Code of 1986 as amended. Any such “change of ownership” under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes.  There is no guaranty, however, that the Rights Agreement will achieve the objective of preserving the value of the NOLs.

Conference Call Details

The Company will broadcast a question and answer conference call at 5:00 p.m. ET on Monday, November 8, 2010. The call can be accessed by dialing 1-877-407-0789 (U.S. participants) or 1-201-689-8562 (International participants). Callers should ask to be connected to Clarus Corporation's third quarter 2010 teleconference and provide the conference ID number: 360346. To listen to a telephonic replay of the conference call, dial toll-free 1-877-870-5176 or 1-858-384-5517 (international) and enter conference ID number: 360346. The replay will be available beginning at 8:00 PM ET on November 8, 2010 and will last through November 22, 2010.

About The Company

Clarus Corporation is a leading provider of outdoor recreation equipment and lifestyle products. The Company’s principal brands are Black Diamond™ and Gregory Mountain Products®. The Company develops, manufactures and distributes a broad range of products including carabiners, protection devices, belay and rappel equipment, helmets, ropes, ice-climbing gear, backcountry gear, technical backpacks, high-end day packs, tents, trekking poles, gloves, skis, ski bindings and ski boots. Headquartered in Salt Lake City, Utah, the Company has more than 475 employees worldwide, with ISO 9001 manufacturing facilities in Salt Lake City and southeast China, a distribution center in Germany and a sales and marketing office located outside Basel, Switzerland. For more information about us and our brands, please visit www.claruscorp.com, www.blackdiamondequipment.com, and www.gregorypacks.com.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The earnings press release contains the non-GAAP measures combined, combined adjusted and pro forma sales and gross profit, net income before non-cash items and adjusted net income before non-cash items and related earnings per share, and adjusted net cash (used in) provided by operating activities and adjusted free cash flows. The Company also believes that presentation of certain non-GAAP measures, i.e., combined, combined adjusted and pro forma sales and gross profit, net income before non-cash, and adjusted net cash (used in) provided by operating activities and adjusted free cash flows, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides, to the nearest GAAP measures, a better baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures in the financial tables within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures by other publicly traded companies.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company may use words such as “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” “will,” and similar expressions to identify forward-looking statements. These forward-looking statements involve a number of risks, uncertainties and assumptions which are difficult to predict. The Company cautions you that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Examples of forward-looking statements include, but are not limited to: (i) statements about the benefits of the Company’s Acquisitions of Black Diamond and Gregory, including future financial and operating results that may be realized from the acquisitions; (ii) statements of plans, objectives and expectations of the Company or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to: (i) our ability to successfully integrate Black Diamond and Gregory; (ii) our ability to realize financial or operating results as expected; (iii) material differences in the actual financial results of the mergers compared with expectations, including the impact of the mergers on the Company’s future earnings per share; (iv) economic conditions and the impact they may have on Black Diamond and Gregory and their respective customers or demand for products; (v) our ability to implement our acquisition growth strategy or obtain financing to support such strategy; (vi) the loss of any member of our senior management or certain other key executives; (vii) our ability to utilize our net operating loss carry forward; and (viii) our ability to adequately protect our intellectual property rights. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section of the Company’s filings with the Securities and Exchange Commission, including its latest annual report on Form 10-K and most recently filed Forms 8-K and 10-Q, which may be obtained at our web site at www.claruscorp.com or the Securities and Exchange Commission’s web site at www.sec.gov. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

CLARUS CORPORATION
CONDENSED CONSOLIDATED COMBINED STATEMENTS OF OPERATIONS
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THREE MONTHS	THREE MONTHS
	ENDED	ENDED
			Predecessor
	Consolidated		Company (Note 1)	Combined
	September 30, 2010	September 30, 2009	September 30, 2009	September 30, 2009

Sales
Domestic sales	$14,056	$-	$10,956	$10,956
International sales	19,890	-	14,599	14,599
Total sales	33,946	-	25,555	25,555

Cost of goods sold	24,411	-	15,597	15,597
Gross profit	9,535	-	9,958	9,958

Operating expenses
Selling, general and administrative	10,764	874	6,539	7,413
Restructuring charge	772	-	-	-
Merger and integration	88	-	-	-
Transaction costs	313	32	-	32

Total operating expenses	11,937	906	6,539	7,445

Operating income (loss)	(2,402)	(906)	3,419	2,513

Other (expense) income
Interest expense	(644)	-	(187)	(187)
Interest income	6	56	-	56
Other, net	(1,586)	-	144	144

Total other (expense) income, net	(2,224)	56	(43)	13

(Loss) income before income tax	(4,626)	(850)	3,376	2,526
(Benefit) income tax provision	(1,332)	-	615	615
Net (loss) income	$(3,294)	$(850)	$2,761	$1,911

(Loss) earnings per share attributable
to stockholders:
Basic (loss) earnings per share	$(0.15)	$(0.05)

Diluted (loss) earnings per share	$(0.15)	$(0.05)

Weighted average common shares
outstanding for earnings per share:
Basic	21,731	16,867

Diluted	21,731	16,867

Note 1:  On May 28, 2010, we acquired Black Diamond Equipment, Ltd. (“Black Diamond”) and Gregory Mountain Products, Inc. (“Gregory”).  Because the Company had no operations at the time of our acquisition of Black Diamond, Black Diamond is considered to be our predecessor company (the “Predecessor” or the “Predecessor Company”) for financial reporting purposes.  The Predecessor does not include Gregory.

CLARUS CORPORATION
CONDENSED CONSOLIDATED COMBINED STATEMENTS OF OPERATIONS
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	NINE MONTHS	FIVE MONTHS	NINE MONTHS	NINE MONTHS
	ENDED	ENDED	ENDED		ENDED
		Predecessor			Predecessor
		Company (Note 1)	Combined		Company (Note 1)	Combined
	September 30, 2010	May 28, 2010	September 30, 2010	September 30, 2009	September 30, 2009	September 30, 2009

Sales
Domestic sales	$18,092	$15,751	$33,843	$-	$27,294	$27,294
International sales	23,598	19,192	42,790	-	34,268	34,268
Total sales	41,690	34,943	76,633	-	61,562	61,562

Cost of goods sold	30,347	21,165	51,512	-	38,728	38,728
Gross profit	11,343	13,778	25,121	-	22,834	22,834

Operating expenses
Selling, general and administrative	18,963	12,138	31,101	3,004	18,989	21,993
Restructuring charge	2,149	-	2,149	-	-	-
Merger and integration	868	-	868	-	-	-
Transaction costs	5,075	-	5,075	32	-	32

Total operating expenses	27,055	12,138	39,193	3,036	18,989	22,025

Operating income (loss)	(15,712)	1,640	(14,072)	(3,036)	3,845	809

Other (expense) income
Interest expense	(980)	(165)	(1,145)	-	(813)	(813)
Interest income	45	3	48	664	-	664
Other, net	(1,474)	1,803	329	-	369	369

Total other (expense) income, net	(2,409)	1,641	(768)	664	(444)	220

(Loss) income before income tax	(18,121)	3,281	(14,840)	(2,372)	3,401	1,029
(Benefit) income tax provision	(69,765)	966	(68,799)	-	624	624
Net income (loss)	$51,644	$2,315	$53,959	$(2,372)	$2,777	$405

Earnings (loss) per share attributable
to stockholders:
Basic earnings (loss) per share	$2.71			$(0.14)

Diluted earnings (loss) per share	$2.67			$(0.14)

Weighted average common shares
outstanding for earnings per share:
Basic	19,092			16,867

Diluted	19,339			16,867

Note 1:  On May 28, 2010, we acquired Black Diamond Equipment, Ltd. (“Black Diamond”) and Gregory Mountain Products, Inc. (“Gregory”).  Because the Company had no operations at the time of our acquisition of Black Diamond, Black Diamond is considered to be our predecessor company (the “Predecessor” or the “Predecessor Company”) for financial reporting purposes.  The Predecessor does not include Gregory.

RECONCILIATION FROM SALES AND GROSS PROFIT TO PROFORMA SALES
AND PROFORMA ADJUSTED GROSS PROFIT AND PROFORMA ADJUSTED GROSS MARGIN

THREE MONTHS ENDED

	September 30, 2010		September 30, 2009

		Sales as reported	$-
		Sales for Predecessor three months ended 9/30/09	25,555
		Combined sales	25,555
		Sales for Gregory three months ended 9/30/09	5,387
Sales as reported	$33,946	Proforma sales	$30,942

Sales growth	9.7%

NINE MONTHS ENDED

	September 30, 2010		September 30, 2009

Sales as reported	$41,690	Sales as reported	$-
Sales for Predecessor five months ended 5/28/10	34,943	Sales for Predecessor nine months ended 9/30/09	61,562
Combined sales	76,633	Combined sales	61,562
Sales for Gregory five months ended 5/28/10	14,161	Sales for Gregory nine months ended 9/30/09	21,823
Proforma sales	$90,794	Proforma sales	$83,385

Proforma sales growth	8.9%

RECONCILIATION FROM SALES AND GROSS PROFIT TO PROFORMA SALES
AND PROFORMA ADJUSTED GROSS PROFIT AND PROFORMA ADJUSTED GROSS MARGIN (CONTINUED)

THREE MONTHS ENDED

	September 30, 2010		September 30, 2009

Gross profit as reported	$9,535	Gross profit as reported	$-
		Gross profit for Predecessor three months ended 9/30/09	9,958
		Combined gross profit	9,958
Plus inventory fair value of purchase accounting	3,158	Plus inventory fair value of purchase accounting	-
		Combined adjusted gross profit	9,958
		Gross profit for Gregory three months ended 9/30/09	1,890

Adjusted gross profit	$12,693	Proforma adjusted gross profit	$11,848

Gross margin	28.1%	Combined gross margin	39.0%

		Combined adjusted gross margin	39.0%

Adjusted gross margin	37.4%	Proforma adjusted gross margin	38.3%

NINE MONTHS ENDED

	September 30, 2010		September 30, 2009

Gross profit as reported	$11,343	Gross profit as reported	$-
Gross profit Predecessor five months ended 5/28/10	13,778	Gross profit Predecessor nine months ended 9/30/09	22,834
Combined gross profit	25,121	Combined gross profit	22,834
Plus inventory fair value of purchase accounting	4,321	Plus inventory fair value of purchase accounting	-
Combined adjusted gross profit	29,442	Combined adjusted gross profit	22,834
Gross profit Gregory five months ended 5/28/10	5,798	Gross profit for Gregory nine months ended 9/30/09	9,036
Proforma adjusted gross profit	$35,240	Proforma adjusted gross profit	$31,870

Combined gross margin	32.8%	Combined gross margin	37.1%

Combined adjusted gross margin	38.4%	Combined adjusted gross margin	37.1%

Proforma adjusted gross margin	38.8%	Proforma adjusted gross margin	38.2%

RECONCILIATION FROM NET INCOME TO NET INCOME BEFORE NON-CASH ITEMS, ADJUSTED
NET INCOME BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER SHARE
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS		THREE MONTHS
	ENDED		ENDED
				Predecessor
	Consolidated			Company (Note 1)	Combined
	September 30, 2010	Per Share Diluted	September 30, 2009	September 30, 2009	September 30, 2009	Per Share Diluted

Net income (loss)	$(3,294)	$(0.15)	$(850)	$2,761	$1,911	$0.11

Amortization of intangibles	333	0.02	-	-	-	-
Depreciation	818	0.04	83	746	829	0.05
Accretion of note discount	198	0.01	-	10	10	0.00
Amortization of discount on securities	-	-	(16)	-	(16)	(0.00)
Non-cash equity compensation	723	0.03	28	21	49	0.00
Non-cash mark-to-market adjustment of foreign currency contracts	1,551	0.07	-	170	170	0.01
Non-cash write off of inventory step up	3,158	0.14	-	-	-	-

GAAP tax provision/(benefit)	(1,332)	(0.06)	-	615	615	0.04
Cash income taxes	(1,137)	(0.05)	(86)	(77)	(163)	(0.01)

Net income (loss) before non-cash items	$1,018	$0.05	$(841)	$4,246	$3,405	$0.20

Transaction costs	313	0.01	32	-	32	0.00
Restructuring charge	772	0.04	-	-	-	-
Merger and integration	88	0.00	-	-	-	-
State cash taxes on adjustments	(59)	(0.00)	(2)	-	(2)	(0.00)
AMT cash taxes on adjustments	(22)	(0.00)	(1)	-	(1)	(0.00)

Adjusted net income (loss) before non-cash items	$2,110	$0.10	$(812)	$4,246	$3,434	$0.20

Note 1:  On May 28, 2010, we acquired Black Diamond Equipment, Ltd. (“Black Diamond”) and Gregory Mountain Products, Inc. (“Gregory”).  Because the Company had no operations at the time of our acquisition of Black Diamond, Black Diamond is considered to be our predecessor company (the “Predecessor” or the “Predecessor Company”) for financial reporting purposes.  The Predecessor does not include Gregory.

RECONCILIATION FROM NET INCOME TO NET INCOME BEFORE NON-CASH ITEMS, ADJUSTED
NET INCOME BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER SHARE
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	NINE MONTHS	FIVE MONTHS	NINE MONTHS		NINE MONTHS
	ENDED	ENDED	ENDED		ENDED
		Predecessor				Predecessor
		Company (Note 1)	Combined	Per		Company (Note 1)	Combined	Per
	September 30, 2010	May 28, 2010	September 30, 2010	Share Diluted	September 30, 2009	September 30, 2009	September 30, 2009	Share Diluted

Net (loss) income	$51,644	$2,315	$53,959	$2.79	$(2,372)	$2,777	$405	$0.02

Amortization of intangibles	444	2	446	0.02	-	-	-	-
Depreciation	1,170	865	2,035	0.11	260	1,684	1,944	0.12
Accretion of note discount	336	17	353	0.02	-	10	10	0.00
Amortization of discount on securities	-	-	-	-	(452)	-	(452)	(0.03)
Non-cash equity compensation	4,423	375	4,798	0.25	371	44	415	0.02
Non-cash mark-to-market adjustment of foreign currency contracts	(366)	(515)	(881)	(0.05)	-	170	170	0.01
Non-cash write off of inventory step up	4,321	-	4,321	0.22	-	-	-	-

GAAP tax provision/(benefit)	(69,765)	966	(68,799)	(3.56)	-	624	624	0.04
Cash income taxes	(1,573)	(596)	(2,169)	(0.11)	-	(936)	(936)	(0.06)

Net income (loss) before non-cash items	$(9,366)	$3,429	$(5,937)	$(0.31)	$(2,193)	$4,373	$2,180	$0.13

Transaction costs	5,075	-	5,075	0.26	32	-	32	0.00
Restructuring charge	2,149	-	2,149	0.11	-	-	-	-
Merger and integration	868	-	868	0.04	-	-	-	-
State cash taxes on adjustments	(405)	-	(405)	(0.02)	(2)	-	(2)	(0.00)
AMT cash taxes on adjustments	(154)	-	(154)	(0.01)	(1)	-	(1)	(0.00)

Adjusted net income (loss) before non-cash items	$(1,833)	$3,429	$1,596	$0.08	$(2,164)	$4,373	$2,209	$0.13

Note 1:  On May 28, 2010, we acquired Black Diamond Equipment, Ltd. (“Black Diamond”) and Gregory Mountain Products, Inc. (“Gregory”).  Because the Company had no operations at the time of our acquisition of Black Diamond, Black Diamond is considered to be our predecessor company (the “Predecessor” or the “Predecessor Company”) for financial reporting purposes.  The Predecessor does not include Gregory.

RECONCILIATION FROM COMBINED NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES, ADJUSTED
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES, AND ADJUSTED FREE CASH FLOWS
(IN THOUSANDS)

	NINE MONTHS	FIVE MONTHS	NINE MONTHS	NINE MONTHS
	ENDED	ENDED	ENDED	ENDED
		Predecessor			Predecessor
		Company (Note 1)	Combined		Company (Note 1)	Combined
	September 30, 2010	May 28, 2010	September 30, 2010	September 30, 2009	September 30, 2009	September 30, 2009

Net cash (used in ) provided by operating activities	$(20,629)	$7,412	$(13,217)	$(2,286)	$(1,744)	$(4,030)
Transaction costs	5,075	-	5,075	32	-	32
Step up value of inventory sold	4,321	-	4,321	-	-	-
Transition costs	1,061	-	1,061	-	-	-
Lease indemnity payments	1,077	-	1,077	-	-	-
Merger and integration charges	868	-	868	-	-	-
Adjusted cash (used in) provided by operating activities	(8,227)	7,412	(815)	(2,254)	(1,744)	(3,998)
Capital expenditures	(761)	(788)	(1,549)	(6)	(2,597)	(2,603)
Adjusted free cash flows (used) provided	$(8,988)	$6,624	$(2,364)	$(2,260)	$(4,341)	$(6,601)

Note 1:  On May 28, 2010, we acquired Black Diamond Equipment, Ltd. (“Black Diamond”) and Gregory Mountain Products, Inc. (“Gregory”).  Because the Company had no operations at the time of our acquisition of Black Diamond, Black Diamond is considered to be our predecessor company (the “Predecessor” or the “Predecessor Company”) for financial reporting purposes.  The Predecessor does not include Gregory.

COMPANY CONTACTS:

Warren B. Kanders
Executive Chairman
203-428-2000
warren.kanders@bdel.com

Peter Metcalf
President and Chief Executive Officer
801-278-5552
peter.metcalf@bdel.com

INVESTOR RELATIONS CONTACT:

ICR, Inc.
James Palczynski
Principal and Director
203-682-8229
jp@icrinc.com

MEDIA RELATIONS CONTACTS:

ICR, Inc.
James McCusker
Vice President
203-682-8245
James.McCusker@icrinc.com

ICR, Inc.
Bo Park
Managing Director
917-596-4353
bo.park@icrinc.com